UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 28, 2013

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

A copy of a slide presentation that DiamondRock Hospitality Company (“DiamondRock”) intends to use at an investor conference is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated by reference herein. Additionally, DiamondRock has posted the slide presentation in the investor relations/presentations section of its website at www.drhc.com.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

ITEM 8.01. Other	Events

On February 28, 2013, DiamondRock Hospitality Company issued a press release indicating that its Board of Directors had declared a quarterly dividend in the amount of $0.085 per share payable to its stockholders of record as of March 31, 2013. Since the New York Stock Exchange is closed for trading on March 31,2013, the effective record date for the dividend will be Thursday, March 28, 2013. The dividends will be paid on April 12, 2013.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation March 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: March 1, 2013	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary